UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	262749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced via press release, Invesco Mortgage Capital Inc. (NYSE: IVR) is scheduled to present at the JMP Securities Financial Services & Real Estate Conference to be held in New York City, NY on September 26, 2011, at approximately 1:00 p.m. Eastern Time. Richard King, President and Chief Executive Officer, John Anzalone, Chief Investment Officer, and Donald Ramon, Chief Financial Officer are scheduled to speak.

The presentation will be transmitted via a live audio Web cast on the Internet at http://www.wsw.com/webcast/jmp15/ivr/ and will be available for 90 days following the event. A recorded replay of the presentation will also be available on the Invesco Mortgage Capital Inc. Web site at www.invescomortgagecapital.com.

A copy of the associated presentation slides is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation, dated September 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ DONALD R. RAMON
Donald R. Ramon
Chief Financial Officer

Date: September 26, 2011

Exhibit Index

Exhibit No.	Description

99.1	Presentation, dated September 26, 2011.